    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 1999

                                                REGISTRATION NO. 333-
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 NET.B@NK, INC.

             (Exact Name of Registrant as Specified in Its Charter)

                  GEORGIA                                 6712                            58-2224352
      (State or other jurisdiction of         (Primary Standard Industrial      (I.R.S. Employer Identification
       incorporation or organization)          Classification Code Number)                   No.)

                            950 NORTH POINT PARKWAY
                                   SUITE 350
                           ALPHARETTA, GEORGIA 30005
                                 (770) 343-6006

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  D. R. GRIMES
                            950 NORTH POINT PARKWAY
                                   SUITE 350
                           ALPHARETTA, GEORGIA 30005
                                 (770) 343-6006

      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

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
           WALTER G. MOELING, IV, ESQ.                          ALLEN L. WEINGARTEN, ESQ.
      POWELL, GOLDSTEIN, FRAZER & MURPHY LLP                     MORRISON & FOERSTER LLP
            191 PEACHTREE STREET, N.E.                         1290 AVENUE OF THE AMERICAS
              ATLANTA, GEORGIA 30303                          NEW YORK, NEW YORK 10104-0012
                  (404) 572-6600                                      (212) 468-8000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-69587

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If the delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE:

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
                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF                   AMOUNT TO BE          OFFERING       AGGREGATE OFFERING      AMOUNT OF
           SECURITIES TO BE REGISTERED               REGISTERED(1)      PRICE PER SHARE          PRICE          REGISTRATION FEE
Common Stock, $.01 par value                            494,500              $46.00           $22,747,000            $6,460

(1) Includes 64,500 shares that may be sold to the over-allotment option granted to the Underwriters.

    INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM S-3,
REGISTRATION NO. 333-69587

    Net.B@nk, Inc. (the "Company") hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (Registration No. 333-69587) declared effective on February 4, 1999 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein.

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
                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on February 4, 1999.

                                NET.B@NK, INC.

                                BY:  /S/ D.R. GRIMES
                                     -----------------------------------------
                                     D. R. Grimes
                                     Chief Executive Officer

    Pursuant to the requirements of the Securities Act, this Registration
Statement has been signed by the following persons in the capacities on February
4, 1999.

          SIGNATURE                        TITLE
------------------------------  ---------------------------

       /s/ D.R. GRIMES          Chief Executive Officer
------------------------------    (Principal executive
         D.R. Grimes              officer) and Director

                                Chief Executive Officer
              *                   (Principal financial and
------------------------------    accounting officer) and
       Robert E. Bowers           Director

              *                 Chairman of the Board
------------------------------
      T. Stephen Johnson

              *                 President, Chief Operating
------------------------------    Officer and Director
     Donald S. Shapleigh

              *                 Director
------------------------------
        Ward H. Clegg

              *                 Director
------------------------------
       J. Stephen Heard

              *                 Director
------------------------------
       Robin C. Kelton

              *                 Director
------------------------------
        John T. Moore

              *                 Director
------------------------------
    Thomas H. Muller, Jr.

              *                 Director
------------------------------
    H. Bryce Solomon, Jr.

              *                 Director
------------------------------
       W. James Stokes

              *                 Director
------------------------------
     Mack I. Whittle, Jr.

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
*By:                   /s/ D.R. GRIMES
           --------------------------------------
           D.R. Grimes
           Attorney-in-Fact